Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Jeanne D. Hubbard, President and Chief Executive Officer and Karen E. Troutman, Principal Financial and Accounting Officer of Abigail Adams National Bancorp, Inc. (the “Company”) each certify in her capacity as an officer of the Company that she has reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2004 and that to the best of her knowledge:
(1)	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 31, 2006	/s/ Jeanne D. Hubbard
Date	Jeanne D. Hubbard, Chairwoman of the Board,
President and Chief Executive Officer

March 31, 2006	/s/ Karen E. Troutman

Date	Karen E. Troutman
Principal Financial And Accounting Officer